Exhibit a(3)

                               CITIFUNDS TRUST I

                              FORM OF AMENDMENT TO
                              DECLARATION OF TRUST

        The undersigned, constituting a majority of the Trustees of CitiFunds Trust I (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), do hereby amend the Declaration as follows:

        (a) The Declaration is hereby amended by adding the following new section to the end of Article II thereof:

        Section 2.6 Trustees and Series. Notwithstanding any other provision of this Declaration, the Trustees, acting pursuant to Sections 2.1 and 2.3 hereof, may fix a number of Trustees to be Trustees for one or more series of the Trust created after May 31, 2000, and appoint such individuals to act as Trustees for one or more of those series as they in their discretion shall see fit. The foregoing power of appointment is subject to the provisions of Section 16(a) of the 1940 Act. Trustees so appointed pursuant to this Section 2.6 shall have no powers with respect to any other series and shall not be Trustees of any other series. At such time as there are no series of the Trust as to which Trustees appointed pursuant to this Section 2.6 are not Trustees, then the Trustees so appointed shall be Trustees of the entire Trust.

        (b) The Declaration is further amended by restating Section 9.3(e) thereof in its entirety to read as follows:

        (e) Notwithstanding any other provision hereof, until such time as shares of a particular series are first sold, this Declaration may be terminated or amended in any respect as to that series and as to any series in which shares are not then outstanding, by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the ____ day of June, 2000.


____________________                ______________________
PHILIP W. COOLIDGE                  RILEY C. GILLEY
As Trustee and Not Individually     As Trustee and Not Individually




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____________________                _____________________
DIANA R. HARRINGTON                 SUSAN B. KERLEY
As Trustee and Not Individually     As Trustee and Not Individually


____________________                _____________________
HEATH B. MCLENDON                   C. OSCAR MORONG, JR.
As Trustee and Not Individually     As Trustee and Not Individually


____________________
E. KIRBY WARREN
As Trustee and Not Individually

                               CITIFUNDS TRUST I

                          FORM OF AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
               SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)

        Pursuant to Section 6.9 of the Declaration of Trust, dated April 13, 1984, as amended and restated (the "Declaration of Trust"), of CitiFunds Trust I (formerly, Landmark Funds I) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to add eight new series of Shares (as defined in the Declaration of Trust) of the Trust. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

        1.  The series shall be as follows:

           The new series of the Trust shall be designated as:
               Citi S&P 500 Index Portfolio
               Citi 1000 Index Portfolio;
               Citi All Markets Index Portfolio
               Citi Small Cap Index Portfolio;
               Citi International Index Portfolio
               Citi Global Titans Index Portfolio;
               Citi Nasdaq 100 Portfolio; and
               Citi U.S. Bond Index Portfolio.

           The remaining series are as follows:
               CitiFunds Balanced Portfolio
               CitiSelect(R) Folio 100;
               CitiSelect(R) Folio 200;
               CitiSelect(R) Folio 300;
               CitiSelect(R) Folio 400; and
               CitiSelect(R) Folio 500.

        2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

        3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

        4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

        5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

        IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this ____ day of June, 2000.


____________________                _____________________
PHILIP W. COOLIDGE                  RILEY C. GILLEY
As Trustee and Not Individually     As Trustee and Not Individually


____________________                _____________________
DIANA R. HARRINGTON                 SUSAN B. KERLEY
As Trustee and Not Individually     As Trustee and Not Individually


____________________                _____________________
HEATH B. MCLENDON                   C. OSCAR MORONG, JR.
As Trustee and Not Individually     As Trustee and Not Individually


____________________
E. KIRBY WARREN
As Trustee and Not Individually